Exhibit 10.1
PLEASE READ CAREFULLY AS THIS DOCUMENT INCLUDES
A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS
YOU ARE ADVISED TO CONSULT WITH
AN ATTORNEY, TAX CONSULTANT AND FINANCIAL ADVISOR.
IF YOU HAVE ANY PENDING WORKERS’ COMPENSATION CLAIM(S) AGAINST
RYDER, AS DEFINED HEREIN, YOU SHOULD CONSULT A
WORKERS’ COMPENSATION ATTORNEY.
SEPARATION AGREEMENT AND RELEASE
     THIS SEPARATION AGREEMENT AND RELEASE (“Agreement and Release”), dated as of August 23, 2010 is between RYDER TRUCK RENTAL, INC. (the “Company”), and Anthony G. Tegnelia (“Employee”).
WITNESSETH:
     WHEREAS, Employee is currently employed by the Company in a managerial capacity and currently serves as President, Global Fleet Management Solutions; and
     WHEREAS, the Employee will step down as President, Global Fleet Management Solutions, effective September 1, 2010, and remain as an employee of the Company for a period that shall last up to six (6) months during which time Employee will be assigned to work with the Chief Executive Officer (“CEO”) and be responsible for valuation and execution of acquisition and other strategic expansion opportunities in the Global Fleet Management Solutions business segment, shall represent RYDER (as defined in Paragraph 16 hereof) within the industry associations in evaluating pending regulatory developments affecting the industry and shall undertake such other projects as the CEO may request until the earlier of the completion of such projects or March 1, 2011;
     NOW, THEREFORE, in consideration of the following terms, covenants and conditions, the Company and Employee agree as follows:
     1. Term; Special Assignment. (a) The Company and Employee agree that the Amended and Restated Severance Agreement executed on December 19, 2008 which provides severance benefits to Employee in the event of Employee’s termination under specified circumstances (the “Agreement”) is hereby terminated as of the date of this Agreement and Release. Neither the Company nor Employee shall have any further obligations under the Agreement. The parties hereby agree that Employee will cease to serve as President, Global Fleet Management Solutions, effective September 1, 2010.
     (b) For a period of up to six months commencing on September 1, 2010 and terminating on the earlier of March 1, 2011 or such earlier date that the CEO advises Employee that his services as set forth in this paragraph (b) below are no longer required (“Last Day Worked”), Employee will be an “at will” employee of the Company (the “Special Assignment Period”). During the Special Assignment Period, Employee will (1) be responsible for the valuation and execution of acquisition and other strategic expansion opportunities in the Global Fleet Management Solutions business segment, (2) represent RYDER within the industry associations in evaluating pending regulatory developments affecting the industry, (3) provide all transitional support requested by the CEO and (4) work on such other projects as the CEO may request. Employee will devote all his skills, knowledge, commercial efforts and business time to the conscientious and good faith performance of his duties and obligations during the Special Assignment Period. Employee acknowledges that he will be an “at will” employee during the Special Assignment Period and that he may be terminated at any time prior to March 1, 2011 if the CEO decides, in his sole discretion, that the Employee’s services are no longer required. Employee acknowledges that upon termination of the Special Assignment Period, Employee will only be entitled to those benefits set forth in this Agreement and Release and that he will have no additional rights pursuant to any other severance program, policy.
     2. Salary During Special Assignment Period; Severance Payments. During the Special Assignment Period, the Employee will continue to be paid a base salary equal to his base salary on the date of this Agreement and Release. After termination of the Special Assignment Period, the Company shall continue Employee’s current salary payments as severance pay on the fifteenth and last day of each month for an eighteen (18) month period beginning on the day following the Last Day Worked (the “Severance Period”), unless terminated sooner pursuant to Paragraph 27; provided however, that except for Employee’s vacation entitlement, no severance payments pursuant to this Paragraph or incentive compensation (discussed below in Paragraph 12) will be made under this Agreement and Release unless Employee executes a Post-Termination Release, in the form attached hereto, on the date immediately following the Last Worked Day and until the end of the Revocation Period, as defined in Paragraph 34 hereof (“Effective Date”).
     Notwithstanding the foregoing, in the event Employee obtains another position with the Company or any of its subsidiaries, affiliates, successors or assigns, during the Severance Period, regardless of whether such position is on a temporary, part-time, full-time, or consulting basis, Employee understands and agrees that all severance payments will cease immediately and that all of the Company’s liabilities and obligations hereunder shall terminate, except as provided in Paragraph 28.
     Employee is not waiving any rights to recover under any workers’ compensation claim(s) currently active and not resolved as of the Last Day Worked. Employee is, however, waiving any right that he/she may have to bring forth a charge, claim, lawsuit against RYDER and/or recover for a workers’ compensation retaliation cause of action from RYDER, unless otherwise prohibited by law to waive such right.
     3. Vacation Entitlement. Upon the Last Day Worked, Employee will receive an amount equal to his vacation day entitlement for the calendar year in which the Last Day Worked occurs minus a pro rata adjustment for any vacation days taken during such calendar year. Further, Employee acknowledges and agrees that no other compensation, vacation pay, or any other money is or will be owed to Employee by the Company, other than salary accruing from September 1, 2010 though the Last Day Worked.
     4. Medical, Prescription, Dental, and Vision Benefits. Immediately subsequent to the Employee’s Last Day Worked, the Company will provide Employee the Company’s health care program benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (“COBRA”) and the terms of the Company’s health care program, as it may be amended from time to time.
     If Employee elects such coverage, Employee shall pay a contribution, which shall be a pre-tax contribution to the extent permitted by law, for such coverage at the then current employee contribution rates and the Company shall pay the balance of the COBRA premiums until the first to occur of (i) the last day of the Severance Period, (ii) the date Employee ceases the required employee contributions, or (iii) the date Employee becomes eligible for medical, prescription, vision, and/or dental benefits as an employee of another employer. Thereafter, if Employee is eligible and wishes to continue Employee’s COBRA coverage, Employee shall be solely responsible for payment of the entire COBRA premium. The benefit continuation coverage paid by the Company shall be considered part of the Employee’s COBRA coverage period. Therefore, the Employee’s COBRA continuation period following his benefit continuation period shall last for less than 18 months.
     5. Executive Life Insurance. Company agrees to continue Employee’s eligibility to participate in the Company-sponsored executive life insurance program, as may be in effect from time to time, until Employee’s Last Day Worked and commencing on the later to occur of (i) the Last Day Worked or (ii) the Effective Date to continue to pay for Employee’s coverage in such program until the end of the Severance Period. At the end of the Severance Period, the Employee will have thirty-one (31) days from the last day of the Severance Period to convert his life insurance coverage to an individual policy.
     6. Supplemental Long-term Disability Insurance. Company agrees to continue Employee’s eligibility to participate in the Company-sponsored supplemental long-term disability insurance program, as may be in effect from time to time, until Employee’s Last Day Worked and commencing on the later to occur of (i) the Last Day Worked or (ii) the Effective Date to continue to pay for Employee’s coverage in such program until the end of the Severance Period. At the end of the Severance Period, the Employee shall be entitled to keep such policy if Employee continues to pay the annual premiums.
     7. Business Travel Accident Insurance. Coverage under the Company’s Business Travel Accident Insurance Plan will cease as of the Last Day Worked.
     8. Retirement Plan. Employee will continue to participate in the Company’s retirement plan in accordance with the terms of such plan as amended from time to time. Employee has met the vesting requirements of the Company’s retirement plan and is eligible to receive retirement benefits in accordance with plan provisions.
     9. Health Care and Dependent Day Care Reimbursement Accounts.
     (a) Health Care Reimbursement Account. If Employee is a participant in a Health Care Reimbursement Account as of the Last Day Worked, Employee’s participation will continue in accordance with COBRA and the terms of the Health Care Reimbursement Account, as it may be amended from time to time.
     (b) Dependent Day Care Reimbursement Account. If Employee is a participant in a Dependent Day Care Reimbursement Account as of the Last Day Worked, Employee may continue to participate until the last day of the month in which the Employee worked as an active employee.

     (c) Claims. Claims in connection with the Health Care or Dependent Day Care Reimbursement Accounts must be filed in accordance with those plans’ provisions. Any questions regarding continued participation in such accounts should be directed to the Ryder BenefitsNow Service Center at 800-280-2999.
     10. Employee Savings Plan. After the Last Day Worked, Employee will not be entitled to defer severance pay to the Company’s Savings Plan. If the value of Employee’s account is greater than $5,000, Employee’s account will be maintained in the Ryder System, Inc. Employee Savings Plan unless and until the Employee requests a distribution from the Plan or a distribution is otherwise required by plan provisions or law. Employee should direct any questions regarding the Ryder System, Inc. Employee Savings Plan to the Ryder BenefitsNow Service Center at 800-280-2999.
     11. Stock or Equity Plans. The Company shall provide Employee with any benefits or rights to which Employee is entitled under any of the Company’s stock or equity plans in accordance with the terms and conditions of those plans.
     12. Incentive Compensation. Upon execution of the Post-Termination Release, Employee shall be eligible to receive a gross lump sum bonus payment in the amount of Five Hundred Ninety Thousand Six Hundred Twenty-five Dollars ($590,625.00) as soon as administratively possible following the Effective Date. In addition, to the extent that Employee has satisfactorily performed his duties and obligations under Section 1(b) during the Special Assignment Period and is therefore employed on January 1, 2011, Employee shall also be entitled to receive those amounts payable to the Employee pursuant to the 2010 annual incentive cash awards granted by Ryder System, Inc. under the Ryder System, Inc. 2005 Equity Compensation Plan for the January 1, 2010 through June 30, 2010 period and the July 1, 2010 through December 31, 2010 period on the Payment Date (as defined in the relevant Award Documents).
     Except as set forth above, Employee shall not be eligible to receive any other bonus payments for the year in which the termination takes place nor for any subsequent years thereafter and hereby waives any and all claims thereto.
     13. Prior Arrangements. The Company and Employee agree that, as of the date of this Agreement and Release, all prior employment, separation, severance, termination, change of control, or similar agreements, arrangements, or plans whether oral or written covering the Employee are terminated and superseded and any notice periods with respect to such terminations are deemed satisfied or explicitly waived, except that the following Sections of the Amended and Restated Severance Agreement, dated as of December 18, 2008, by and between the Company and Employee (“the December 2008 Severance Agreement”) and those related definitions contained therein shall continue to be in full force and effect: (1) those provisions set forth in Section 5(c)(ii) shall apply during the Severance Period, each party hereby acknowledging that for purposes of such Section, Employee’s separation will be treated as an “Involuntary Termination without Cause not due to a Change of Control” and (2) those provisions set forth in Sections 5(e), 5(f), 7, 10, 11, 14, and 15 of the December 2008 Severance Agreement shall apply to the extent that a Change of Control occurs prior to the Last Day Worked and Employee shall have the right to receive those benefits set forth in such Section 5(e), pursuant to the terms of the December 2008 Severance Agreement (including, but not limited to, execution of the Release set forth in Section 5(f)(i) and agreement to be bound by those other obligations set forth in Sections 5(f), 7 and 10, in lieu of those benefits set forth in Sections 2, 4, 5, 6, 8, 9 and 12 of this Agreement.
     14. Other Benefits. Any benefits not specifically stated in this Agreement and Release to continue beyond the Last Day Worked shall cease on the Last Day Worked, unless provided otherwise in the relevant plan or by law.
     15. Unemployment Compensation. Should Employee apply for unemployment benefits and should the Company be requested to complete any documents in connection therewith, the Company shall complete such necessary documents and will not contest Employee’s receipt of such benefits.
     16. Covenant of Confidentiality. For purposes of this Agreement and Release, “RYDER” shall be defined to include Ryder System, Inc., Ryder Truck Rental, Inc., Ryder Integrated Logistics, Inc., and all of their subsidiaries and affiliates, their present and former agents, employees, officers, directors, successors, and assigns, either individually or collectively as the case may be.
     (a) Employee agrees that Employee will forever keep confidential and not divulge to any other party, except Employee’s counsel, tax advisers and/or spouse, the terms of this Agreement and Release.
     (b) Employee acknowledges that RYDER possesses certain Confidential Information, which may have been revealed to or learned by Employee during his employment with the Company. Employee agrees that Employee will not directly or indirectly use, disclose or authorize disclosure of, Confidential Information learned while employed by the Company, unless required by law. Confidential Information includes any and all of RYDER’s trade and business secrets, including, but not limited to, such matters as costs, profit and loss statements, financial data, markets, sales, products, product lines, key personnel, pricing policies, operational methods, computer programs, knowledge management programs, processes or services, bids and quotations, customer, vendor and supplier lists, contracts with other parties, customer requirements, suppliers, plans for future developments, and other business affairs, methods, or other information not readily available to the public. Confidential Information shall not include information that has entered the public domain through no fault of Employee or with the consent of RYDER.
     (c) Employee shall not divulge any information related to projects, services, products, or market strategies in the truck leasing, dedicated contract carriage, maintenance, and supply-chain logistics industry that RYDER was developing during Employee’s employment with RYDER and that Employee became aware of during his employment.
     (d) Employee agrees that upon the Last Day Worked, Employee shall promptly return to the Company all of the Company’s property, including but not limited to, any and all confidential and proprietary information that is in Employee’s possession.
     (e) Employee shall continue to be bound by the provisions and terms of any other confidentiality or proprietary agreement signed by Employee or any policy regarding confidential or trade secrets that governed employees prior to the Last Day Worked except as otherwise mandated by law.

     17. Covenant of Non-Solicitation. During the eighteen (18) months following the termination of Employee’s employment, Employee shall not directly or indirectly in any manner or capacity whatsoever:
     (a) take away from RYDER, interfere with RYDER’s relations with, divert or attempt to divert from RYDER, any business with any customer or account which was a customer on the Last Day Worked which (i) has been solicited or serviced by RYDER within one (1) year prior to the Last Day Worked; and (ii) with which the Employee had any contact or association, or which was under the supervision of Employee, or the identity of which was learned by Employee as a result of Employee’s employment with RYDER;
     (b) induce or cause any employee or independent contractor of RYDER to leave his/her employment or refrain from providing services to RYDER; or
     (c) hire or cause to hire any employee of RYDER.
     18. Covenant of Non-Disparagement and Cooperation. The parties to this Agreement and Release agree not to make any remarks disparaging the conduct or character of the other, including but not limited to, their subsidiaries or affiliates, agents, employees, officers, directors, successors or assigns except where required by law, subpoena, or release. In addition, Employee agrees to cooperate with RYDER in any litigation or administrative proceedings (e.g., EEOC charges) relating to any matters with which Employee was involved during Employee’s employment with the Company. The Company shall reimburse Employee for reasonable travel expenses approved by the Company incurred in providing such assistance.
     19. Covenant Against Competition. (a) During the eighteen (18) months following the Last Day Worked, Employee shall not engage or become a partner, director, officer, principal, or employee in the same or similar capacity as Employee worked for RYDER in/for any business, proprietorship, association, firm or corporation not owned or controlled by RYDER that is engaged or proposes to engage or hereafter engages in a business competitive with the business conducted by RYDER in any geographic area where Employee worked in the previous twelve (12) month period, or conducted business on RYDER’s behalf. Employee is not prohibited from owning one percent (1%) or less of the outstanding capital stock of any corporation whose stock is listed on a national securities exchange. For the duration of this covenant, Employee may only compete with RYDER with the prior written consent of the Company’s CEO.
     (b) Employee and the Company have attempted to limit the Employee’s right to compete only to the extent necessary to protect the Company’s legitimate business interests. Employee and the Company recognize however, that reasonable people may differ in making such a determination. Consequently, Employee and the Company agree that if the scope or enforceability of this Agreement and Release is in any way disputed at any time, a court may modify and enforce this Agreement and Release to the extent it believes to be reasonable under the circumstances.
     20. Specific Remedy. Employee acknowledges and agrees that if Employee commits a material breach of the Covenant of Confidentiality (Paragraph 16), Covenant of Non-Solicitation (Paragraph 17), Covenant of Non-Disparagement and Cooperation (Paragraph 18) or Covenant Against Competition (Paragraph 19), the Company shall have the right to have the obligations of

Employee specifically enforced by any court having appropriate jurisdiction on the grounds that any such breach will cause irreparable injury to the Company, and that money damages will not provide an adequate remedy to the Company (although the Company does not waive the right to monetary damages). Employee further acknowledges and agrees that the obligations contained in Paragraphs 16, 17, 18, and 19 of this Agreement and Release are fair, do not unreasonably restrict Employee’s future employment and business opportunities, and are commensurate with the compensation arrangements set out in this Agreement and Release.
     Additionally, in the event that Employee or RYDER commences an action for damages, injunctive relief, or to enforce the provisions of this Agreement and Release, the prevailing party in any such action shall be entitled to an award of its reasonable attorney’s fees and all costs, including appellate fees and costs, incurred in connection therewith as determined by the court in any such action. If Employee should be determined the prevailing party, the reasonable attorney’s fees and costs referenced herein shall be subject to a maximum cost of Ten Thousand Dollars ($10,000.00).
     21. Applicable Law. This Agreement and Release shall be governed by and construed according to the laws of the State of Florida, notwithstanding the conflict of laws principles applied in that jurisdiction. Any suit, action, or proceeding relating to this Agreement and Release shall be brought in the courts of the State of Florida, in the U.S. District Court for the Southern District of Florida. Both parties hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action, or proceeding. Further, both parties hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement and Release.
     22. Withholding and Taxation. All payments under this Agreement and Release shall be less applicable withholding taxes and other proper deductions consented to in writing by Employee or required by applicable law or regulation. Additionally, the payments and benefits under this Agreement and Release may result in imputed income to Employee and may be included in either Employee’s W-2 earnings statements or 1099 statements.
     (a) Construction and Interpretation. This Agreement and Release shall be construed and interpreted in a manner so as not to trigger adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) and the rulings and regulations issued thereunder. The Company may amend this Agreement and Release in any manner necessary to comply with Code Section 409A or any successor law, without the consent of Employee. Furthermore, to the extent necessary to comply with Code Section 409A, the payment terms for any of the payments or benefits payable hereunder may be delayed without Employee’s consent to comply with Code Section 409A.
     (b) Separation From Service Requirements. The parties hereby agree that the separation will be treated as an “involuntary termination” pursuant to Section 409A of the Code. Notwithstanding anything herein to the contrary, Employee shall not be entitled to any payments or benefits pursuant to this Agreement and Release in the event that his termination of employment does not constitute a “separation from service” as defined by Section 409A of the Code and the regulations issued thereunder. For purposes of determining whether a “separation from service”, as defined by Section 409A of the Code, has occurred, pursuant to Treas. Reg. §1.409A-1(h)(3), the Company has elected to use “at least 80 percent” each place it appears in Sections 1563(a)(1), (2), and (3) of the Code and in Treas. Reg. §1.414(c)-2.

     (c) Delayed Commencement of Benefits. If Employee is a Specified Employee at the time of his Last Day Worked, and the deferral of the commencement of any payments or benefits otherwise payable hereunder is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then, to the extent permitted by Section 409A of the Code, the Company will defer the commencement of the payment of any such payments or benefits hereunder until the first day following the six-month anniversary of the Last Day Worked (or the earliest date as is permitted under Section 409A of the Code). If any payments or benefits are deferred due to such requirements, (whether they would have otherwise been payable in a single sum or in installments in the absence of such deferral) they shall be paid or reimbursed to Employee in a lump sum on the first day following the six-month anniversary of the Last Day Worked, and any remaining payments and benefits due under this Agreement and Release shall be paid or provided in accordance with the normal payment dates specified for them herein.
     (d) Payments and Reimbursements. Except as otherwise provided herein, any reimbursements or in-kind benefits provided under this Agreement and Release shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period of time specified in this Agreement and Release (or, if no such period is specified, Employee’s lifetime), (ii) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit. In addition, for purposes of the limitations on nonqualified deferred compensation under Section 409A, each payment of compensation under this Agreement and Release shall be treated as a separate payment of compensation for purposes of applying the Section 409A deferral election rules and the exclusion from Section 409A for certain short-term deferral amounts and separation pay. Notwithstanding any other provision set forth herein, any payments which are intended to constitute separation pay due to an involuntary separation from service in accordance with Treas. Reg. §1.409A-1(b)(9)(iii) shall be paid no later than the last day of the second calendar year following the calendar year in which the Last Day Worked occurs.
     (e) Company Entity. For purposes of this Agreement and Release, Company Entity means any member of a controlled group of corporations or a group of trades or businesses under common control of which the Company is a member; for purposes of this Section 15(e), a “controlled group of corporations” means a controlled group of corporations as defined in Section 414(b) of the Code and a “group of trades or businesses under common control” means a group of trades or businesses under common control as defined in Section 414(c) of the Code, without any modifications.
     23. Assignment. This Agreement and Release is personal to Employee and Employee does not have the right to assign this Agreement and Release or any interest herein. This Agreement and Release shall be binding on and inure to the benefit of the successors and assigns of the Company.
     24. Severability. In the event that one or more terms or provisions of this Agreement and Release are found to be invalid or unenforceable for any reason or to any extent, each remaining term and provision shall continue to be valid and effective and shall be enforceable to the fullest extent permitted by law.
     25. Unsecured, Unfunded Obligations. The payments and benefits provided to Employee pursuant to this Agreement and Release may be unsecured, unfunded obligations of the Company.
     26. Death of Employee. If Employee dies during the Severance Period, this Agreement and Release will end at the conclusion of the month in which the death occurs and only the payment owed by the Company to Employee in the month of death will be paid to the estate of Employee. Death of the Employee during the Severance Period will cause the payment in Paragraph 5 to be made, if applicable, pursuant to the terms and conditions of the Company’s group life insurance plan.
     27. Breach of the Agreement. Except as provided in Paragraph 29 (“Survival”), all of the Company’s duties hereunder shall terminate on the date Employee commits a material breach of the terms of this Agreement and Release. Nevertheless, nothing in this Paragraph shall limit the Company’s right to seek enforcement of the covenants expressed in this Agreement and Release, in the event of breach by Employee. Challenging any Age Discrimination in Employment Act (“ADEA”) release/waiver portion of this Agreement and Release shall not constitute a breach of this Agreement and Release.
     If the Company determines that Employee has had at any time during or after the commencement of this Agreement and Release breached any of the provisions set forth in this Agreement and Release or at any time prior to his Last Day Worked breached his duties as an employee of the Company, the Company shall immediately terminate any and all benefits and payments to Employee. Further, to the extent allowed by applicable law, the Company shall have the right to recoup any and all payments made to Employee in addition to all legal fees and funds associated with the recoupment of such payment and any action associated with Employee’s breach.
     28. Employee Debts. In addition, Employee acknowledges and agrees that any monies that he/she owes the Company may be deducted from his severance payments, unless otherwise prohibited by law.
     29. Survival. Paragraphs 17 (“Covenant of Non-Solicitation”) and 19 (“Covenant Against Competition”) of this Agreement and Release shall survive termination for a material breach by Employee of the provisions of this Agreement and Release for the full period set forth in Paragraphs 17 and 19. Paragraphs 16 (“Covenant of Confidentiality”), 18 (“Covenant of Non-Disparagement and Cooperation”), 20 (“Specific Remedy”), and 31 (“Release”) shall survive termination of this Agreement and Release for any reason.
     30. Counterparts. This Agreement and Release may be executed in any number of counterparts and/or duplicate originals, any of which shall be deemed to be an original, and all of which together shall be deemed one and the same document.
     31. RELEASE. FOR AND IN CONSIDERATION OF THE SEVERANCE AND INCENTIVE COMPENSATION BENEFITS PROVIDED TO EMPLOYEE BY THE COMPANY, CONSIDERATION TO WHICH HE IS NOT OTHERWISE ENTITLED, EMPLOYEE, ON

BEHALF OF EMPLOYEE, EMPLOYEE’S HEIRS, EXECUTORS, SUCCESSORS AND ASSIGNS, HEREBY RELEASES AND FOREVER DISCHARGES RYDER FROM ANY AND ALL CLAIMS, DEMANDS, OBLIGATIONS, LOSSES, CAUSES OF ACTION, COSTS, EXPENSES, ATTORNEYS’ FEES AND ALL LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, FIXED OR CONTINGENT, WHICH EMPLOYEE HAS OR MAY HAVE AGAINST RYDER AS A RESULT OF EMPLOYEE’S EMPLOYMENT BY AND SUBSEQUENT TERMINATION AS AN EMPLOYEE OF THE COMPANY, UP TO THE DATE OF THE EXECUTION OF THIS AGREEMENT AND RELEASE. THIS INCLUDES BUT IS NOT LIMITED TO CLAIMS AT LAW OR EQUITY OR SOUNDING IN CONTRACT (EXPRESS OR IMPLIED) OR TORT ARISING UNDER STATE WORKERS’ COMPENSATION CLAIMS OR STATE WORKERS’ COMPENSATION LAWS, FEDERAL, STATE, OR LOCAL LAWS PROHIBITING RELIGION, NATIONAL ORIGIN, COLOR, AGE, SEX, RACE, DISABILITY, VETERAN OR ANY OTHER FORMS OF DISCRIMINATION. THIS FURTHER INCLUDES ANY AND ALL CLAIMS ARISING UNDER THE LILLY LEDBETTER FAIR PAY ACT OF 2009, THE AGE DISCRIMINATION IN EMPLOYMENT ACT (“ADEA”), THE AMERICANS WITH DISABILITIES ACT OF 1990, THE ADA AMENDMENTS ACT OF 2008, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, OR THE EMPLOYEE RETIREMENT INCOME SECURITY ACT (ERISA), AS AMENDED, OR CLAIMS GROWING OUT OF ANY LEGAL RESTRICTIONS ON THE COMPANY’S RIGHT TO TERMINATE ITS EMPLOYEES. EMPLOYEE COVENANTS THAT EMPLOYEE WILL NOT FILE ANY ADMINISTRATIVE CHARGES, LAWSUITS, COMPLAINTS, OR ACTIONS IN ANY STATE OR FEDERAL AGENCY OR COURT CLAIMING THAT THE COMPANY HAS VIOLATED ANY LAW, BASED UPON ACTS, EVENTS, OR OMISSIONS OCCURRING ON OR BEFORE THE DATE OF EXECUTION OF THIS AGREEMENT AND RELEASE; PROVIDED HOWEVER THAT EMPLOYEE MAY CHALLENGE THE VALIDITY OF ANY ADEA RELEASE CONTAINED IN THIS AGREEMENT AND RELEASE. IF EMPLOYEE BREACHES THIS COVENANT, EMPLOYEE AGREES THAT EMPLOYEE WILL INDEMNIFY THE COMPANY FOR ALL DAMAGES AND EXPENSES, INCLUDING LEGAL FEES, INCURRED BY THE COMPANY IN DEFENDING, PARTICIPATING IN, OR INVESTIGATING ANY MATTER OR PROCEEDING COVERED BY THIS PARAGRAPH; PROVIDED HOWEVER, THAT THE INDEMNITY OBLIGATIONS OF THIS PARAGRAPH DO NOT APPLY TO A CLAIM CHALLENGING THE KNOWING AND VOLUNTARY NATURE OF ANY ADEA RELEASE PORTION OF THIS AGREEMENT AND RELEASE. IN ANY ADEA ACTION, THE COMPANY WILL HAVE THE RIGHT TO RECOVER ATTORNEY’S FEES AND COSTS CONSISTENT WITH THE PROVISIONS OF THE ADEA.
     32. Non-Admission. This Agreement and Release shall not in any way be construed as an admission by the Company of any unlawful or wrongful acts whatsoever against Employee or any other person, and the Company specifically disclaims any liability to or wrongful acts against Employee or any other person, on the part of RYDER.
     33. Entire Agreement. Employee understands that this document constitutes the entire agreement concerning severance pay and related benefits between Employee and the Company, that this document may not be modified except by a written document signed by Employee and the Company, and that no other promises have been made concerning the subject matter covered herein. Employee understands and agrees that the Company has no obligations to Employee beyond the terms of this Agreement and Release and Employee acknowledges that Employee has not relied upon any representations or statements, written or oral, not set forth in this document. Employee further acknowledges that the severance pay and benefits set forth in this Agreement and Release (with the exception of any accrued vacation) are not otherwise owed to Employee as a result of Employee’s employment with the Company, and therefore are a material inducement for Employee’s execution of this Agreement and Release.
     34. Revocation Period. Employee understands and acknowledges that Employee has seven (7) calendar days following Employee’s execution of the Post-Termination Release to revoke Employee’s acceptance of this Agreement and Release (the “Revocation Period”) and that this Agreement and Release shall not become effective or enforceable until the Revocation Period has expired. Revocation of this Agreement and Release must be made by a written notice of revocation delivered by hand or sent by overnight mail or certified mail/return receipt requested within the Revocation Period to Marcia Narine, Vice President, Ryder System, Inc., Law Department 4th Floor, 11690 N.W. 105th Street, Miami, Florida 33178-1103. In addition, Employee understands and acknowledges that no severance payments or incentive compensation will be paid under the terms of this Agreement and Release until the Effective Date, except for Employee’s vacation entitlement, if any.
EMPLOYEE CERTIFIES THAT EMPLOYEE HAS FULLY READ, HAS RECEIVED AN EXPLANATION OF, HAS NEGOTIATED AND COMPLETELY UNDERSTANDS THE PROVISIONS OF THIS AGREEMENT AND RELEASE, THAT EMPLOYEE HAS BEEN ADVISED BY THE COMPANY TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT AND RELEASE AND THE POST-TERMINATION RELEASE, THAT EMPLOYEE HAS BEEN GIVEN A REASONABLE PERIOD OF AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO REVIEW AND CONSIDER THE PROVISIONS OF THIS AGREEMENT AND RELEASE, AND THAT EMPLOYEE IS SIGNING FREELY AND VOLUNTARILY, WITHOUT DURESS, COERCION OR UNDUE INFLUENCE.

WITNESSES:
Anthony G. Tegnelia

(“Employee”)

/s/ Gregory Greene	8/23/10	/s/ Anthony Tegnelia	8/23/10

Signature	Date	Signature	Date

Gregory Greene

Print Name		SAP#

Address

/s/ Marcia Narine	8/23/10

Signature	Date

Marcia Narine

Print Name

Address

ATTEST:		RYDER TRUCK RENTAL, INC.
(“Company”)

/s/ Marcia Narine	8/23/10	By:	/s/ Robert Fatovic	8/23/10

Signature	Date	Signature		Date
Bob Fatovic, Chief Legal Officer

POST-TERMINATION RELEASE
     This Post-Termination Release is hereby executed by ______________ (“Employee”) on [ ] (the “Release Date”).
     WHEREAS, Employee entered into a Separation Agreement and Release (“Agreement and Release”) with Ryder Truck Rental, Inc. (the “Company”) as of August [ ], 2010;
     WHEREAS, the Agreement and Release required Employee to execution this Post-Termination Release subsequent to the Last Day Worked (as defined in the Agreement and Release).
     NOW, THEREFORE, in consideration of the following terms, covenants and conditions, the Employee agrees as follows:
     1. Employee hereby confirms each and every agreement set forth in the Agreement and Release as if made on the Release Date;
     2. Employee acknowledges and agrees that upon receipt of $[ ], he will have been paid for his full vacation and holiday entitlement and will be owed no further vacation or holiday pay by the Company.
     3. RELEASE. FOR AND IN CONSIDERATION OF THE SEVERANCE BENEFITS AND INCENTIVE COMPENSATION PROVIDED TO EMPLOYEE BY THE COMPANY PURSUANT TO THE AGREEMENT AND RELEASE, CONSIDERATION TO WHICH HE IS NOT OTHERWISE ENTITLED, EMPLOYEE, ON BEHALF OF EMPLOYEE, EMPLOYEE’S HEIRS, EXECUTORS, SUCCESSORS AND ASSIGNS, HEREBY RELEASES AND FOREVER DISCHARGES RYDER (AS DEFINED IN THE AGREEMENT AND RELEASE) FROM ANY AND ALL CLAIMS, DEMANDS, OBLIGATIONS, LOSSES, CAUSES OF ACTION, COSTS, EXPENSES, ATTORNEYS’ FEES AND ALL LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, FIXED OR CONTINGENT, WHICH EMPLOYEE HAS OR MAY HAVE AGAINST RYDER AS A RESULT OF EMPLOYEE’S EMPLOYMENT BY AND SUBSEQUENT TERMINATION AS AN EMPLOYEE OF THE COMPANY, UP TO THE DATE OF THE EXECUTION OF THIS POST-TERMINATION RELEASE. THIS INCLUDES BUT IS NOT LIMITED TO CLAIMS AT LAW OR EQUITY OR SOUNDING IN CONTRACT (EXPRESS OR IMPLIED) OR TORT ARISING UNDER STATE WORKERS’ COMPENSATION CLAIMS OR STATE WORKERS’ COMPENSATION LAWS, FEDERAL, STATE, OR LOCAL LAWS PROHIBITING RELIGION, NATIONAL ORIGIN, COLOR, AGE, SEX, RACE, DISABILITY, VETERAN OR ANY OTHER FORMS OF DISCRIMINATION. THIS FURTHER INCLUDES ANY AND ALL CLAIMS ARISING UNDER THE LILLY LEDBETTER FAIR PAY ACT OF 2009, THE AGE DISCRIMINATION IN EMPLOYMENT ACT (“ADEA”), THE AMERICANS WITH DISABILITIES ACT OF 1990, THE ADA AMENDMENTS ACT OF 2008, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, OR THE EMPLOYEE RETIREMENT INCOME SECURITY ACT (ERISA), AS AMENDED, OR CLAIMS GROWING OUT OF ANY LEGAL RESTRICTIONS ON THE COMPANY’S RIGHT TO TERMINATE ITS EMPLOYEES. EMPLOYEE COVENANTS THAT EMPLOYEE WILL NOT FILE ANY ADMINISTRATIVE CHARGES, LAWSUITS, COMPLAINTS, OR ACTIONS IN ANY STATE OR FEDERAL

AGENCY OR COURT CLAIMING THAT THE COMPANY HAS VIOLATED ANY LAW, BASED UPON ACTS, EVENTS, OR OMISSIONS OCCURRING ON OR BEFORE THE DATE OF EXECUTION OF THIS POST-TERMINATION RELEASE; PROVIDED HOWEVER THAT EMPLOYEE MAY CHALLENGE THE VALIDITY OF ANY ADEA RELEASE CONTAINED IN THIS POST-TERMINATION RELEASE. IF EMPLOYEE BREACHES THIS COVENANT, EMPLOYEE AGREES THAT EMPLOYEE WILL INDEMNIFY THE COMPANY FOR ALL DAMAGES AND EXPENSES, INCLUDING LEGAL FEES, INCURRED BY THE COMPANY IN DEFENDING, PARTICIPATING IN, OR INVESTIGATING ANY MATTER OR PROCEEDING COVERED BY THIS PARAGRAPH; PROVIDED HOWEVER, THAT THE INDEMNITY OBLIGATIONS OF THIS PARAGRAPH DO NOT APPLY TO A CLAIM CHALLENGING THE KNOWING AND VOLUNTARY NATURE OF ANY ADEA RELEASE PORTION OF THIS POST-TERMINATION RELEASE. IN ANY ADEA ACTION, THE COMPANY WILL HAVE THE RIGHT TO RECOVER ATTORNEY’S FEES AND COSTS CONSISTENT WITH THE PROVISIONS OF THE ADEA.
     4. Revocation Period. Employee understands and acknowledges that Employee has seven (7) calendar days following Employee’s execution of this Post-Termination Release to revoke Employee’s release and Employee’s acceptance of the Agreement and Release (the “Revocation Period”) and that the obligations of the Company and the Employee set forth in the Agreement and Release shall not become effective or enforceable until the Revocation Period has expired (the “Effective Date”). Revocation of this Agreement and Release must be made by a written notice of revocation delivered by hand or sent by overnight mail or certified mail/return receipt requested within the Revocation Period to Marcia Narine, Vice President, Ryder System, Inc., Law Department 4th Floor, 11690 N.W. 105th Street, Miami, Florida 33178-1103. In addition, Employee understands and acknowledges that no severance payments or incentive compensation will be paid under the terms of this Agreement and Release until the Effective Date, except for Employee’s vacation entitlement, if any.

EMPLOYEE CERTIFIES THAT EMPLOYEE HAS FULLY READ, HAS RECEIVED AN EXPLANATION OF, HAS NEGOTIATED AND COMPLETELY UNDERSTANDS THE PROVISIONS OF THE AGREEMENT AND RELEASE AND THIS POST-TERMINATION RELEASE, THAT EMPLOYEE HAS BEEN ADVISED BY THE COMPANY TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THE AGREEMENT AND RELEASE AND THIS POST-TERMINATION RELEASE, THAT EMPLOYEE HAS BEEN GIVEN A REASONABLE PERIOD OF AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO REVIEW AND CONSIDER THE PROVISIONS OF THIS POST-TERMINATION RELEASE, AND THAT EMPLOYEE IS SIGNING FREELY AND VOLUNTARILY, WITHOUT DURESS, COERCION OR UNDUE INFLUENCE.

Anthony G. Tegnelia
(“Employee”)

			Signature	Date

WITNESSES:

Signature	Date

Print Name

b
Address

Signature	Date

Print Name

Address